Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS THIRD QUARTER 2022 RESULTS

WASHINGTON, D.C. – November 1, 2022 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended September 30, 2022.

Highlights for the Quarter Ended September 30, 2022:

•
Net income of $0.7 million, or $0.01 per share on a fully diluted basis
•
FFO of $32.4 million, or $0.32 per share on a fully diluted basis
•
FFO, as Adjusted of $33.3 million, or $0.32 per share on a fully diluted basis
•
CAD of $28.5 million
•
Acquired, through its joint venture (the “JV”), a 67,793 leased square foot outpatient facility leased to the Department of Veterans Affairs (VA) located in Columbus, Georgia (“VA - Columbus”). This is the seventh property to be acquired in the previously announced portfolio of 10 properties 100% leased to the VA under predominately 20-year firm term leases (the “VA Portfolio”)
•
Acquired a 28,900 leased square foot U.S. District courthouse in Council Bluffs, Iowa (“JUD - Council Bluffs”). JUD - Council Bluffs is a build-to-suit facility constructed in 2021 and 100% leased to the General Services Administration (GSA) on behalf of the U.S. District Court under a 20-year non-cancelable lease that does not expire until 2041
•
Released the Company's inaugural Environmental, Social, and Governance Report, which includes details on the Company's environmental and social goals, the Company's Environmental Management System (EMS), the Company's launch of its charitable giving program, its continued volunteer efforts, its focus on Diversity, Equity, and Inclusion (DEI), and a summary of the Company's governance policies, including the Board's commitment to seeking a diversity of views, experiences, skill sets, gender and ethnicity when selecting Board members
•
Expects to receive, as of the date of this release, aggregate net proceeds of approximately $92.5 million from the sale of an aggregate of 4,259,000 shares of the Company's common stock that have not yet been settled, including 2,309,000 shares pursuant to the August 11, 2021 underwritten public offering (the “Offering”), and 1,950,000 shares from sales under the Company's ATM Program launched in December 2019 (the “December 2019 ATM Program”), assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $21.72 per share

"As macroeconomic headwinds challenge the REIT industry, the stability and attractive yield of our dividend continues to differentiate Easterly," said Meghan G. Baivier, Easterly's Chief Financial and Operating Officer. "With a potential recession in sight, it gives me great comfort knowing 98% of the cashflows supporting our dividend originate with the United States Government."

Financial Results for the Nine Months Ended September 30, 2022:

Net income of $17.1 million, or $0.17 per share on a fully diluted basis

FFO of $98.8 million, or $0.97 per share on a fully diluted basis

FFO, as Adjusted of $98.9 million, or $0.97 per share on a fully diluted basis

CAD of $86.8 million

Portfolio Operations

As of September 30, 2022, the Company or the JV owned 95 operating properties in the United States encompassing approximately 9.1 million leased square feet, including 94 operating properties that were leased primarily to U.S. Government tenant agencies and one operating property that is entirely leased to a private tenant. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently in design and, once complete, a 20-year lease with the GSA is expected to commence for the beneficial use of the U.S. Food and Drug Administration (FDA). As of September 30, 2022, the portfolio had a weighted average age of 14.0 years, based upon the date properties were built or renovated-to-suit, and had a weighted average remaining lease term of 10.1 years.

Acquisitions

On July 14, 2022, the Company acquired, through the JV, a 67,793 leased square foot VA outpatient facility in Columbus, Georgia. With a 20-year non-cancelable lease term, VA - Columbus is the seventh property to be acquired in the VA Portfolio and provides an enhanced range of services to the approximately 30,000 surrounding veterans that reside close to the Georgia-Alabama state line.

On August 23, 2022, the Company acquired a 28,900 leased square foot U.S. District courthouse in Council Bluffs, Iowa. JUD - Council Bluffs is a build-to-suit facility constructed in 2021 and 100% leased to the GSA on behalf of the U.S. District Court under a 20-year non-cancelable lease that does not expire until 2041. The lease also features two five-year renewal options that, if exercised, would extend the lease until 2051. The recently constructed facility is occupied by all three branches of government: the Judiciary includes a district clerk’s office, a bankruptcy clerk’s office, a probation and pre-trial services office, and the public defender’s office. Offices for both the US Attorneys and US Marshals Service represent the Executive Branch. And finally, district offices for Iowa’s two U.S. Senators – Senator Grassley and Senator Ernst – represent the Legislative Branch.

Balance Sheet and Capital Markets Activity

As of September 30, 2022, the Company had total indebtedness of approximately $1.4 billion comprised of $177.8 million outstanding on its revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $700.0 million of senior unsecured notes, and $247.5 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At September 30, 2022, Easterly’s outstanding debt had a weighted average maturity of 5.6 years and a weighted average interest rate of 3.7%. As of September 30, 2022, Easterly’s Net Debt to total enterprise value was 45.7% and its Adjusted Net Debt to annualized quarterly pro forma EBITDA ratio was 7.4x.

As of the date of this release, the Company expects to receive aggregate net proceeds of approximately $92.5 million from the sale of an aggregate of 4,259,000 shares of the Company's common stock that have not yet been settled, including 2,309,000 shares pursuant to the Offering, and 1,950,000 shares from sales under the Company's December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $21.72 per share.

Dividend

On October 26, 2022, the Board of Directors of Easterly approved a cash dividend for the third quarter of 2022 in the amount of $0.265 per common share. The dividend will be payable November 23, 2022 to shareholders of record on November 11, 2022.

Subsequent Events and Pro Forma Metrics

On November 1, 2022, Easterly announced it had entered into an agreement to sell a 10-property portfolio totaling approximately 668,000 leased square feet for approximately $205.3 million in gross proceeds (the "Disposition Portfolio"). As of September 30, 2022, the Disposition Portfolio was 99% leased to the U.S. Government with a weighted average remaining lease term of 7.9 years and a weighted average age of 14.0 years. The Disposition Portfolio features a diverse mix of tenant agencies, asset type, lease roll, and geographic exposure. At the time of its announcement, Easterly has completed the sale of nine of the 10 assets, with an expected closing on the remaining asset in late December 2022. Assets within the Disposition Portfolio include (arranged by building size and closing status):

Expected to Close in December 2022:

•
DOI - Billings: A 149,110 leased square foot two-building office occupied by the U.S. Department of the Interior (DOI) and located in Billings, Montana

Sale Completed on October 27, 2022:

•
DHA - Aurora: A 101,285 leased square foot office occupied by the Defense Health Agency (DHA) and located in Aurora, Colorado
•
DOE - Lakewood: A 115,650 leased square foot office occupied by the U.S. Department of Energy (DOE) and located in Lakewood, Colorado
•
FDA - College Park: An 80,677 leased square foot laboratory occupied by the Food and Drug Administration (FDA) and located in College Park, Maryland
•
OSHA - Sandy: A 75,000 leased square foot laboratory occupied by the Occupational Safety and Health Administration (OSHA) and located in Sandy, Utah
•
ICE - Pittsburgh: A 25,369 leased square foot office predominately occupied by U.S. Immigration and Customs Enforcement (ICE) and located in Pittsburgh, Pennsylvania
•
CBP - Sunburst: A 33,000 leased square foot office occupied by Customs and Border Protection (CBP) and located in Sunburst, Montana
•
VA - Baton Rouge: A 30,000 leased square foot outpatient facility occupied by the Department of Veterans Affairs (VA) and located in Baton Rouge, Louisiana
•
MEPCOM - Jacksonville: A 30,000 leased square foot office occupied by Military Entrance Processing Command (MEPCOM) and located in Jacksonville, Florida
•
HRSA - Baton Rouge: A 27,569 leased square foot office occupied by the Health Resources and Services Administration (HRSA) and located in Baton Rouge, Louisiana

"The sale of a portfolio is a meaningful event for Easterly," said William C. Trimble, III, Easterly's Chief Executive Officer. "By disposing of these 10 properties, Easterly continues to hone its bullseye focus while rebuilding capacity for future growth opportunities."

Year to date, Easterly has acquired, either directly or through the JV, six properties for an aggregate pro rata contractual purchase price of approximately $179.1 million, representing (i) $107.7 million of wholly owned acquisitions; and (ii) $71.4 million of the VA Portfolio acquisitions at the Company's pro rata share. As of the date of this release, reflecting the completed sale of nine of the 10 assets in the Disposition Portfolio, Easterly owns, directly or through the JV, 86 properties totaling 8.6 million square feet.

Assuming the Company uses gross proceeds from the sale of the Disposition Portfolio to pay off outstanding debt, as of September 30, 2022, the Company's pro forma outstanding debt would have a weighted average maturity of 6.1 years and a weighted average interest rate of 3.6%. Easterly’s pro forma Net Debt to total enterprise value would be 41.7% and its pro forma Adjusted Net Debt to annualized quarterly pro forma EBITDA ratio would be reduced from 7.4x to 6.9x.

Guidance

This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2022

Related, in part, to the Portfolio Disposition, the Company is lowering its guidance for 2022 FFO per share on a fully diluted basis to a range of $1.26 - $1.28.

	Low	High
Net income (loss) per share – fully diluted basis	$0.32	0.34
Plus: real estate depreciation and amortization	$0.94	0.94
FFO per share – fully diluted basis	$1.26	1.28

This guidance assumes (i) no further acquisitions beyond the approximately $107.7 million of wholly owned acquisitions completed year to date, (ii) the closing of properties in the VA Portfolio totaling approximately $145.0 million at the Company’s pro rata share, (iii) the sale of the final property in the Disposition Portfolio, and (iv) no additional material development related investment in 2022.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, impairment loss, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, amortization of above-/below-market leases, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation, depreciation of non-real estate assets, other non-cash items, and the unconsolidated real estate venture’s allocated share of these adjustments. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties. Certain prior year amounts have been updated to conform to the current year FFO, as Adjusted definition.

Net Debt and Adjusted Net Debt. Net Debt represents our consolidated debt and our share of unconsolidated debt adjusted to exclude our share of unamortized premiums and discounts and deferred financing fees, less our share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 25 of the Company’s Q3 2022 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and may be presented on a pro forma basis. Accordingly, the Company's method may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 11:00 am Eastern time on November 1, 2022, to review the third quarter 2022 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-407-9716 (domestic) and 1-201-493-6779 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available through November 15, 2022, by dialing 844-512-2921 (domestic) and 1-412-317-6671 (international) and entering the passcode 13733383. Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Supervisory Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss)

and FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; loss of key personnel; the continuing adverse impact of the novel coronavirus (COVID-19) on the U.S., regional and global economies and on our financial condition and results of operations; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (SEC) on February 28, 2022, in the “Risk Factors” section of our Form 10-Q for the quarter ended September 30, 2022, to be filed with the SEC on or about November 1, 2022, and under the heading “Risk Factors” in our other public filings. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	September 30, 2022	December 31, 2021
Assets
Real estate properties, net	$2,463,961	$2,399,188
Cash and cash equivalents	11,032	11,132
Restricted cash	10,462	9,011
Tenant accounts receivable	60,250	58,733
Investment in unconsolidated real estate venture	199,338	131,840
Intangible assets, net	178,327	186,307
Interest rate swaps	4,515	-
Prepaid expenses and other assets	33,765	29,901
Total assets	$2,961,650	$2,826,112

Liabilities
Revolving credit facility	177,750	14,500
Term loan facilities, net	248,879	248,579
Notes payable, net	695,935	695,589
Mortgage notes payable, net	247,969	252,421
Intangible liabilities, net	19,139	19,718
Deferred revenue	85,510	87,134
Interest rate swaps	-	5,700
Accounts payable, accrued expenses and other liabilities	67,673	60,890
Total liabilities	1,542,855	1,384,531

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 90,814,021 and 90,147,868 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	908	901
Additional paid-in capital	1,622,628	1,604,712
Retained earnings	77,203	62,023
Cumulative dividends	(451,917)	(379,895)
Accumulated other comprehensive income (loss)	3,987	(5,072)
Total stockholders' equity	1,252,809	1,282,669
Non-controlling interest in Operating Partnership	165,986	158,912
Total equity	1,418,795	1,441,581
Total liabilities and equity	$2,961,650	$2,826,112

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues
Rental income	$72,643	$67,439	$214,238	$197,713
Tenant reimbursements	1,616	1,527	3,676	3,746
Asset management income	377	-	942	-
Other income	405	642	1,244	1,764
Total revenues	75,041	69,608	220,100	203,223

Expenses
Property operating	17,802	15,188	48,811	41,578
Real estate taxes	8,177	7,626	23,854	22,465
Depreciation and amortization	25,050	22,765	73,552	67,615
Acquisition costs	275	518	939	1,488
Corporate general and administrative	5,870	5,893	17,819	17,469
Total expenses	57,174	51,990	164,975	150,615

Other income (expense)
Income from unconsolidated real estate venture	830	-	2,286	-
Interest expense, net	(12,408)	(9,353)	(34,729)	(27,739)
Gain on the sale of operating property	-	777	-	1,307
Impairment loss	(5,540)	-	(5,540)	-
Net income	749	9,042	17,142	26,176

Non-controlling interest in Operating Partnership	(107)	(1,065)	(1,962)	(3,007)
Net income available to Easterly Government
Properties, Inc.	$642	$7,977	$15,180	$23,169

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.01	$0.09	$0.16	$0.27
Diluted	$0.01	$0.09	$0.16	$0.27

Weighted-average common shares outstanding:
Basic	90,772,706	83,961,693	90,560,471	83,306,654
Diluted	91,119,372	84,472,257	90,886,108	83,774,752

Net income, per share - fully diluted basis	$0.01	$0.09	$0.17	$0.28

Weighted average common shares outstanding -
fully diluted basis	102,848,357	95,275,184	102,315,465	94,205,897

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income	$749	$9,042	$17,142	$26,176
Depreciation and amortization	25,050	22,765	73,552	67,615
Interest expense	12,408	9,353	34,729	27,739
Tax expense	121	86	346	397
Gain on the sale of operating property	-	(777)	-	(1,307)
Impairment loss	5,540	-	5,540	-
Unconsolidated real estate venture allocated share of above adjustments	1,395	-	3,503	-
EBITDA	$45,263	$40,469	$134,812	$120,620

Pro forma adjustments(1)	164
Pro forma EBITDA	$45,427

Pro forma adjustments for the Disposition Portfolio Properties(2)	(3,745)
Pro forma EBITDA, as Adjusted	$41,682

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net income	$749	$9,042	$17,142	$26,176
Depreciation of real estate assets	24,802	22,741	72,810	67,561
Gain on the sale of operating property	-	(777)	-	(1,307)
Impairment loss	5,540	-	5,540	-
Unconsolidated real estate venture allocated share of above adjustments	1,347	-	3,352	-
FFO	$32,438	$31,006	$98,844	$92,430
Adjustments to FFO:
Acquisition costs	275	518	939	1,488
Straight-line rent and other non-cash adjustments	1,090	(1,580)	559	(4,317)
Amortization of above-/below-market leases	(769)	(1,058)	(2,373)	(3,569)
Amortization of deferred revenue	(1,472)	(1,398)	(4,313)	(4,217)
Non-cash interest expense	235	380	695	1,107
Non-cash compensation	1,625	1,333	4,891	3,700
Depreciation of non-real estate assets	248	24	742	54
Unconsolidated real estate venture allocated share of above adjustments	(374)	-	(1,051)	-
FFO, as Adjusted	$33,296	$29,225	$98,933	$86,676

FFO, per share - fully diluted basis	$0.32	$0.33	$0.97	$0.98
FFO, as Adjusted, per share - fully diluted basis	$0.32	$0.31	$0.97	$0.92

FFO, as Adjusted	$33,296	$29,225	$98,933	$86,676
Acquisition costs	(275)	(518)	(939)	(1,488)
Principal amortization	(1,314)	(1,062)	(3,942)	(2,948)
Maintenance capital expenditures	(2,217)	(1,293)	(5,123)	(6,305)
Contractual tenant improvements	(961)	(241)	(2,089)	(2,168)
Unconsolidated real estate venture allocated share of above adjustments	-	-	-	-
Cash Available for Distribution (CAD)	$28,529	$26,111	$86,840	$73,767

Weighted average common shares outstanding - fully diluted basis	102,848,357	95,275,184	102,315,465	94,205,897

1 Pro forma assuming a full quarter of operations from the two properties acquired in the third quarter of 2022.

2 Pro forma assuming a full quarter of operations without the nine properties disposed of and one property expected to be disposed of subsequent to the third quarter of 2022 (the "Disposition Portfolio Properties")

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

September 30, 2022
Total Debt(1)	$1,375,266
Less: Cash and cash equivalents	(11,226)
Net Debt	$1,364,040
Less: Adjustment for development projects(2)	(12,648)
Adjusted Net Debt	$1,351,392

Disposition Pro Forma Debt Statistics(3)	September 30, 2022
Total Debt(1)	$1,375,266
Less: Cash and cash equivalents	(11,226)
Net Debt	$1,364,040
Less: Gross proceeds from the Disposition Portfolio Properties(3)	(205,320)
Pro Forma Net Debt	$1,158,720
Less: Adjustment for development(2)	(12,648)
Pro Forma Adjusted Net Debt	$1,146,072

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 5.

3 The Company intends to use the gross proceeds from the sale of the ten Disposition Portfolio Properties to extinguish the secured mortgage debt at MEPCOM - Jacksonville and pay off outstanding debt on the Company's revolving credit facility.